UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2011

Date of Report
(Date of Earliest Event Reported)

Tuffnell Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	000-53610	26-2463465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Oxford St,
London W1D 2EU
United Kingdom

 (Address of principal executive offices)

011-44-020-7903-5084

 (Registrant's telephone number, including area code)

N/A

 (Former name and former address, if changed since last report)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8.01 – OTHER EVENTS

On February 18, 2011, Tuffnell Ltd. Issued a press release which included details of its phase II exploration program. A copy of the release follows herein:

Tuffnell Ltd. Announces Geophysics Details of Phase II Exploration at the Little Butte Gold/Copper Project in Arizona, Confirming Mineralized Structures Averaging 400 Feet in Width and at Least 3,000 Feet Long

LONDON, Feb. 18, 2011 / Tuffnell Ltd. (Tuffnell or "the Company") (OTC Bulletin Board: TUFF) is pleased to announce gradient IP-resistivity survey details (Geophysics) of the Phase II Exploration program at the Little Butte Gold/Copper Project.

Mr. George Dory, Tuffnell's CEO, is pleased to report that Tuffnell's geophysical survey interpretation indicates the mineralized structures discovered to date are part of a major north-south strike-slip fault system that averages 400 feet in width and is at least 3,000 feet long. Additional north-south structures were identified to both the east and west.

A gradient IP-resistivity survey was conducted over a 3,600 by 3,600 feet area centered on drill hole LB-1010. A30 meter dipole spacing was used along east-west lines spaced 100 meters apart. The survey was completed by Zonge Engineering of Tucson, Arizona and interpreted by Frank Fritz, a respected geophysicist.

Mr. Fritz's interpretation shows several north-south structures offset by east-northeasterly trending later faults. There are also two large resistivity lows and two associated smaller IP effect highs. By far the most impressive feature runs north-south through the middle and correlates well with the structure and mineralization found in the Company's drilling. This resistivity high runs at least 3,000 feet to the north and averages 300-500 feet in width. Fritz interprets this feature as an altered structure. He interprets a steep easterly dip on the east side where an IP effect high also occurs. The IP effect high may be associated with sulfide mineralization at depth. A similar but weaker resistivity/IP effect anomaly occurs on the western boundary of the survey. Fritz also interpreted several other north-south faults worth future follow-up.

When the veins discovered to date are plotted on the resistivity map a district scale structural interpretation soon emerges. The veins which strike N30-35W are formed by right lateral strike-slip movement. Dilational faults occur as a result of the strike-slip movement causing extension between the two major north-south boundary faults. The company now has a well defined target easily tested with additional drilling.

Also of interest is Mr. Fritz's belief there is a major dike under the central portion of the resistivity high. This dike may be the source of the mineralization and begs a deeper drill hole at some point in the Company's exploration program.

The geophysical survey interpretation indicates the mineralized structures discovered to date are part of a major north-south strike-slip fault system that averages 400 feet in width and is at least 3,000 feet long. Additional north-south structures were identified to both the east and west and a similar but weaker second anomaly occurs along the western margin of the survey. The identification of the geophysical target associated with the mineralization defines a discrete target that can be easily drill tested.

A map showing the location of trenches and the current drilling program may be found shortly on the Tuffnell website www.Tuffex.com.  Assay results for drilling will be released as soon as all results have been interpreted.

After all results are in and interpreted from the current trenching and core drilling, a plan for further testing will be developed using all available data. This plan will undoubtedly include RC drill testing to the north of the IP anomaly overlying the LB-1010 zone and other anomalies found by the survey. Further core drilling may also be appropriate if the LB-1010 zone remains open along strike and at depth. Planning for a deep test of the Grasberg style copper/gold target will continue as the winter exploration program develops.  Tuffnell is also in the process of planning its Phase 3 exploration program and believes Phase 3 to be a very important milestone for the company as results continue to be very exciting for the Company.

About The Company

Tuffnell Ltd. (OTC BB: TUFF) is a mineral exploration Company focused on maximizing returns for its shareholders by exploring and developing low-cost gold assets in proven mining districts. With a focus primarily on the State of Arizona, Tuffnell Exploration has put together a team of highly qualified, strongly motivated individuals with the experience required to advance our corporate vision.

Based on geological potential, infrastructure proximity, and previously undertaken exploration, Tuffnell Ltd. selects properties of merit so as to provide its shareholders with the highest probability of success. The company's main property, known as Little Butte, is located in La Paz county Arizona and has previous exploration history indicating that resources are present and the prospect for economic recovery of gold support management's decision to proceed with further exploration. Tuffnell holds a 100% option to 85 unpatented mining claims and 7 patented claims. Total Land holdings including patented claims total 1,840 acres or 2.88 square miles. The Little Butte Project lies in the historic Plomosa District, 20 miles north of the town of Quartzite, Arizona and approximately 150 miles southeast of Las Vegas, Nevada.

Safe Harbour Statement:

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan," or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements.

The forward-looking statements which involve risks and uncertainties that include, among others, limited operating history, limited access to operating capital, factors detailed in the accuracy of geological and geophysical results including drilling and assay reports; the ability to close the acquisition of mineral exploration properties, and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information is included in the company's filings with the Securities and Exchange Commission, and may be accessed through the SEC's website at www.sec.gov.

CONTACT: Investor Relations 1-800-459-0794

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2011	Tuffnell Ltd.

/s/ George Dory
George Dory, Chief Executive Officer and President